UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 30, 2016

MANITEX INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Michigan	001-32401	42-1628978
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9725 Industrial Drive, Bridgeview, Illinois 60455

(Address of Principal Executive Offices) (Zip Code)

(708) 430-7500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Company Sells Liftking

On September 30, 2016, Manitex International, Inc. (the “Company”) and its wholly-owned subsidiary Liftking, Inc. entered into a Share Purchase Agreement (the “Purchase Agreement”) with Mi-Jack Products, Inc. and its wholly-owned subsidiary Liftking Acquisition ULC, pursuant to which Liftking Acquisition ULC purchased Manitex Liftking, ULC (“Liftking”) from Liftking, Inc. for cash consideration of $14 million (the “Transaction”). The Purchase Agreement contains customary representations, warranties and covenants. The net cash proceeds from the Transaction will be used by the Company to pay down its North American bank debt.

The description of the terms and conditions of the Purchase Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Amendments to PrivateBank Facility

As previously disclosed, on July 20, 2016, the Company and certain of its subsidiaries entered into a Loan and Security Agreement (the “Loan Agreement”) with The PrivateBank and Trust Company (“PrivateBank”). The Loan Agreement provides the Company with a revolving credit facility, which has a maturity date of July 20, 2019.

In connection with the Transaction, on September 30, 3016, the parties to the Loan Agreement entered into an amendment to the Loan Agreement (the “Amendment”) to, among other things: (i) have PrivateBank consent to the sale of Manitex LiftKing, ULC in accordance with the terms of the Purchase Agreement, (ii) remove Manitex LiftKing, ULC as a Borrower under the Loan Agreement and related documents, and (iii) reduce the amount of the revolving credit facility from $45 million to $35 million.

The foregoing descriptions of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is attached as Exhibits 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

A copy of the press release issued by the Company announcing the Transaction is filed as Exhibit 99.1 to this Current Report on Form 8-K. The press release inadvertently stated that Lifking’s trailing 12 months revenues were approximately $18 million, instead of approximately $22 million, which is the correct figure.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANITEX INTERNATIONAL, INC.

By:	/S/ David H. Gransee
Name:	David H. Gransee
Title:	Vice President and CFO

Date: October 3, 2016

EXHIBIT INDEX

Exhibit Number	Description

2.1	Share Purchase Agreement, dated as of September 30, 2016, by and among Manitex International, Inc., Liftking, Inc., Mi-Jack Products, Inc. and Liftking Acquisition ULC.*

10.1

Consent and Second Amendment to Loan and Security Agreement, dated as of September 30, 2016, by and among Manitex International, Inc., Manitex Inc., Manitex Sabre, Inc., Badger Equipment Company, Crane and Machinery, Inc., Crane and Machinery Leasing, Inc., Liftking, Inc. and Manitex, LLC, The PrivateBank and Trust Company and the lenders party thereto.

99.1	Press Release, dated October 3, 2016.

*

The registrant has omitted schedules and similar attachments to the subject agreement pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish a copy of any omitted schedule or similar attachment to the United States Securities and Exchange Commission upon request.